      COVER

                                                                          UBS

                                   EXHIBIT D-1

                             FORM OF SECOND MORTGAGE


                                                    State _____ Site No. _______

                      SECOND MORTGAGE, LEASEHOLD MORTGAGE,
                         SECURITY AGREEMENT, ASSIGNMENT
                         OF LEASES AND RENTS AND FIXTURE
                                     FILING


Mortgagor:   PAYLESS CASHWAYS, INC.
             2300 Main Street
             Kansas City, Missouri  64108


Mortgagee:   CANADIAN IMPERIAL BANK OF COMMERCE,
             as Coordinating and
             Collateral Agent
             425 Lexington Avenue
             New York, New York  10017


Mortgage
  Amount:    $______________



Date:        December 2, 1997



Premises:




Record and   SHOOK, HARDY & BACON L.L.P.
Return to:   1200 Main St., Suite 3000
             Kansas City, MO 64105
             Attn.: Richard D. Woods, Esq.

     SECOND MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING, dated as of December 2, 1997, by and between PAYLESS CASHWAYS, INC., a Delaware corporation, having an office at 2300 Main Street, Kansas City, Missouri 64108 ("Mortgagor"), and CANADIAN IMPERIAL BANK OF COMMERCE, as Coordinating and Collateral Agent under the Agreement (as hereinafter defined), having an office at 425 Lexington Avenue, New York, New York 10017 ("Mortgagee").

                                   DEFINITIONS

     Mortgagor and Mortgagee agree that all capitalized terms used but not defined herein are defined in or by reference to the Agreement and shall have the same meanings herein as therein. Mortgagor and Mortgagee further agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms.

     "Agreement" means that certain Amended and Restated Credit Agreement dated on or about the date hereof by and among Payless Cashways, Inc., the Lenders signatory thereto, the Underwriters, U.S. Bank National Association, as a Fronting Bank, and Canadian Imperial Bank of Commerce, as a Fronting Bank and as Coordinating and Collateral Agent for the Lenders, the Fronting Banks, the Underwriters and the other Secured Parties, together with any future amendments, amendments and restatements, extensions, modifications or supplements thereto or thereof.

     "Bankruptcy Case" means In re Payless Cashways, Inc., Case No. 97-50543 in the Bankruptcy Court.

     "Bankruptcy Code" means 11 U.S.C. ss.101 et seq.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Western District of Missouri.

     "Bankruptcy Reorganization Plan" means Payless' plan of reorganization in the Bankruptcy Case, as confirmed by the Bankruptcy Court.

     "Default" means Default, as that term is defined in the Agreement.

     "Default Rate" means the rate of interest specified in Section 2.8(a) of the Agreement.

     "DIP Agent" means the DIP Agent, as that term is defined in the Agreement.

     "DIP Credit Agreement" means the Revolving Credit Agreement, dated as of July 21, 1997, among Payless, as a Debtor-in-Possession, the Lenders, the Underwriters and the Fronting Banks party thereto and Canadian Imperial Bank of Commerce, as Coordinating and Collateral Agent, together with any amendments, amendments and restatements, extensions, modifications or supplements thereto or thereof prior to the date of the Agreement.

     "DIP Obligations" means the DIP Obligations, as that term is defined in the Agreement.

     "Event of Default" means the events and circumstances  described as such in
Article II hereof.

     "Fixtures" means all of Mortgagor's right, title and interest in all furniture, furnishings, partitions, screens, awnings, venetian blinds, window shades, draperies, carpeting, pipes, ducts, conduits, dynamos, motors, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, elevators, escalators, vacuum cleaning systems, call systems, switchboards, sprinkler systems, fire prevention and extinguishing apparatus, refrigerating, air conditioning, heating, dishwashing, plumbing, ventilating, gas, steam, electrical and lighting fittings and fixtures, licenses or permits of any kind and all building materials, equipment and goods now or hereafter delivered to the Premises (hereinafter defined) and intended to be installed therein, and all other machinery, fixtures, tools, implements, apparatus, appliances, equipment, goods, facilities and other personal property of similar character in which Mortgagor now has, or at any time hereafter acquires, an interest and which are now or hereafter affixed or attached to, or used in connection with the enjoyment, occupancy and/or operation of, all or any portion of the Premises, together with all renewals, replacements and substitutions thereof and additions and accessions thereto and the proceeds of all of the foregoing items.

     "Fronting Banks" means the Fronting Banks, as that term is defined in the Agreement.

     "Improvements" means all buildings, structures and other improvements presently existing or hereafter constructed on the land described in Exhibit A attached hereto.

     "Lease" has the meaning ascribed to such term in Section 3.01 hereof.

     "Leasehold" has the meaning ascribed to such term in paragraph "F" of the Granting Clause, below.

     "Leasehold Interest" has the meaning ascribed to such term in paragraph "F" of the Granting Clause, below.

     "Lenders" means the Lenders, as that term is defined in the Agreement.

     "Lessee" has the meaning ascribed to such term in Section 3.01 hereof.

     "Loan Documents" means the Loan Documents, as that term is defined in the Agreement.

     "Loans" means the Loans, as that term is defined in the Agreement.

     "Mortgage" means this Second Mortgage, Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing together with any future amendments, amendments and restatements, extensions, modifications or supplements hereto or hereof.

     "Mortgage Amount" means the principal sum of $__________________.

     "Mortgaged Property" has the meaning ascribed to such term in the Granting Clause, below.

     "Notes" means the Notes, as that term is defined in the Agreement.

     "Payless" means Payless Cashways, Inc., an Iowa corporation.

     "Post-Petition Mortgage Liens" has the meaning ascribed to such term in the fourth WHEREAS clause, below.

     "Pre-Petition Agent" means the Pre-Petition Agent, as that term is defined in the Agreement.

     "Pre-Petition Credit Agreement" means the Amended and Restated Credit Agreement dated as of October 3, 1996, by and among Payless, the lenders signatory thereto, Canadian Imperial Bank of Commerce, as letter of credit bank and as administrative and collateral agent, and The Bank of Nova Scotia, NationsBank of Texas, N.A. and Bank of America National Trust and Savings, as
co-agents, together with any amendments, amendments and restatements, extensions, modifications or supplements thereto or thereof prior to the date of the Agreement.

     "Pre-Petition Obligations" means the Pre-Petition Obligations, as that term is defined in the Agreement.

     "Premises" means the land described in Exhibit A annexed hereto, together with the Improvements thereon or to be constructed thereon or therein, and all of the easements, rights, privileges and appurtenances thereunto belonging or in anywise appertaining thereto including, but not limited to, all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in and to the strips and gores, streets and ways adjacent thereto, whether in law or in equity, in possession or expectancy, now or hereafter acquired and also any other realty, Leaseholds (hereinafter defined) or Fixtures encompassed by the term "Mortgaged Property", elsewhere herein defined.

     "Prior Mortgage" means that Mortgage and Security Agreement executed by Mortgagor to The Prudential Insurance Company of America, dated [June 15, 1989] [_________, 19____] and recorded on [_________, 1989] [_________, 19____], at
Book ____, Page _____ of the real property records of ___________ County, _____________, as assigned to Prior Mortgagee and amended by that certain Amendment to Mortgage and Security Agreement dated December ____, 1997, as amended, amended and restated, supplemented or otherwise modified to the extent permitted by the Agreement.

     "Prior Mortgagee" means UBS Mortgage Finance, Inc., as mortgagee under the Prior Mortgage.

     "Rents" has the meaning ascribed to such term in Section 3.01 hereof.

     "Secured Obligations" has the meaning ascribed to such term in the paragraph entitled "Secured Obligations" below.

     "Secured Parties" means Secured Parties, as that term is defined in the Agreement.

     "UBS Collateral" means the real property listed on Schedule 1.1(c) to the Agreement, together with improvements, fixtures and appurtenances relating thereto, which is collateral pursuant to the relevant UBS Loan Documents.

     "UBS Loan Agreement" means that certain Amended and Restated Loan Agreement, dated December __, 1997, between Mortgagor and Prior Mortgagee, as the same may be hereafter amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 5.04 hereof.

     "UBS Loan Documents" means the UBS Loan Agreement, each of the mortgages and deeds of trust heretofore delivered by Mortgagor to Prior Mortgagee with respect to UBS

Collateral, as amended as of December ____, 1997 and any and all documents, agreements and instruments related thereto, each as may be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section
5.04 hereof.

     "Underwriters"  means  Underwriters,   as  that  term  is  defined  in  the
Agreement.

                              W I T N E S S E T H :

     WHEREAS, on July 21, 1997, Payless filed a voluntary petition of bankruptcy under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and

     WHEREAS, prior to the commencement of the Bankruptcy Case, Payless was obligated to the Lenders or their predecessors-in-interest pursuant to, among other things, the Pre-Petition Credit Agreement; and

     WHEREAS, during the Bankruptcy Case, Payless became obligated to certain of the Lenders pursuant to the DIP Credit Agreement; and

     WHEREAS, pursuant to the orders of the Bankruptcy Court entered on July 21, 1997 and August 20, 1997 in the Bankruptcy Case, the DIP Agent and the Pre-Petition Agent were granted liens (the "Post-Petition Mortgage Liens") on the Mortgaged Property to secure the Pre-Petition Obligations and the DIP Obligations; and

     WHEREAS, as contemplated by Payless' Bankruptcy Reorganization Plan, Payless has merged with and into Mortgagor, with Mortgagor being the sole surviving entity; and

     WHEREAS, pursuant to the terms of the Bankruptcy Reorganization Plan and the Agreement, the parties have agreed among other things, (i) to permit the merger of Payless into Mortgagor, (ii) to secure various obligations of Payless (as Mortgagor's predecessor) in respect of the Pre-Petition Obligations and the DIP Obligations, and (iii) without duplication, to secure all obligations, whether now existing or hereafter incurred or arising, of Mortgagor under the Agreement, the Notes and/or the other Loan Documents, including, without limitation, the Secured Obligations; in each case as more particularly set forth in the Agreement and this Mortgage; and

     WHEREAS, Mortgagor is the actual, record and beneficial owner of the Premises or owns an actual beneficial interest therein; and

     WHEREAS, Mortgagor has agreed pursuant to the terms of the Agreement, the Notes, and/or the other Loan Documents evidencing the Secured Obligations to be liable for the Secured Obligations; and

     WHEREAS, the parties intend that the Secured Obligations shall be secured by this Mortgage.

                                 GRANTING CLAUSE

     NOW, THEREFORE, Mortgagor, in consideration of the premises, and in order to secure the payment in full of the Mortgage Amount, the Secured Obligations, all interest due thereon and all other costs and expenses and other amounts due hereunder and in respect of the Secured Obligations, and the performance and discharge of all the provisions hereof, of the Secured Obligations and all other Loan Documents, hereby confirms the Post Petition Mortgage Liens and gives, grants, bargains, mortgages, pledges and grants a security interest to Mortgagee, all of Mortgagor's estate, right, title and interest in, to and under any and all of the following described property whether now owned or hereafter acquired (all such properties being collectively referred to as the "Mortgaged Property"), subject, however, to the Prior Mortgage:

     A. All Mortgagor's right, title and interest in and to the Premises and all right, title and interest of Mortgagor in and to the Improvements on the Premises or to be constructed thereon and all Fixtures now or hereafter situated in, on or about, or affixed or attached to the Improvements or the Premises or any building, structure or other improvement now or hereafter standing, constructed or placed upon or within the Premises, and all and singular the tenements, hereditaments, easements, rights-of-way or use, rights, privileges and appurtenances to the Premises, now or hereafter belonging or in anywise appertaining thereto, including, without limitation, any such right, title, interest, claim and demand in, to and under any agreement granting, conveying or creating, for the benefit of the Premises, any easement, right or license in any way affecting other property and in, to and under any streets, ways, alleys, vaults, gores or strips of land adjoining the Premises, or any parcel thereof, and all claims or demands either in law or in equity, in possession or expectancy, of, in and to the Premises.

     B. All right, title and interest of Mortgagor in and to all awards heretofore made or hereafter to be made for the taking by eminent domain of the whole or any part of the above described premises, or any estate or easement therein, including any awards for change of grade of streets, all of which awards are hereby assigned to Mortgagee, which Mortgagee is hereby authorized to collect (unless provided otherwise in the Agreement), and receive the proceeds of such awards and to give proper receipts and acquittances therefor and Mortgagee shall have the right and option to apply such excess towards the payment of any sum owing on account of this Mortgage and the Secured Obligations secured thereby, notwithstanding the fact that such sum may not then be due and payable.

     C. The Fixtures and the products and proceeds thereof.

     D. All present and future leases, subleases and licenses and any guarantees thereof, rents, issues and profits and additional rents now or at any time hereafter covering or affecting all or any portion of the Mortgaged Property and all proceeds of, and all privileges and appurtenances belonging or in any way appertaining to, the Mortgaged Property, or any part thereof, and all other property subjected or required to be subjected to the lien and/or security interest of this Mortgage, including, without limitation, all of the income, revenues, earnings, rents, maintenance payments, tolls, issues, awards (including, without limitation, condemnation awards and insurance proceeds), products and profits thereof, which income, revenues, earnings, rents, maintenance payments, tolls, issues, awards, products and profits are hereby expressly assigned with the right to take and collect the same upon the terms hereinafter set forth; and all the estate, right, title, interest and claim whatsoever, at law and in equity, which Mortgagor now has or may hereafter acquire in and to the aforementioned property and every part thereof; provided, that so long as no Event of Default (as hereinafter defined) shall have occurred and be continuing, all such income, revenues, earnings, rents, maintenance payments, tolls, issues, awards, products and profits shall remain with and under the control of Mortgagor except as otherwise expressly provided herein or in any other written agreement between Mortgagor and Mortgagee.

     E. All right, title and interest of Mortgagor in and to all agreements, or contracts, now or hereafter entered into for the sale, leasing, brokerage, development, construction, renovation, management, maintenance and/or operation of the Premises (or any part thereof), including all moneys due and to become due thereunder, and all permits, licenses, bonds, insurance policies, plans and specifications relative to the construction and/or operation of the Improvements upon the Mortgaged Property.

     F. All  right,  title and  interest  (including,  without  limitation,  all present and future rights to possession and use, and all present and future options and other rights to renew and to purchase) of Mortgagor, as lessee or sublessee, under any leases, subleases, licenses, occupancy agreements or concessions now in effect or to be entered into hereafter (collectively, the "Leasehold Instruments") whereby Mortgagor has any right to the use, possession or occupancy of the Premises or any part thereof (collectively, the "Leaseholds").

     G. All of Mortgagor's claims and rights to the payment of damages arising from any rejection of a Leasehold or a Lease under or pursuant to the Bankruptcy Code.

     H. All Mortgagor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. ss.365(h), including, without limitation, all of Mortgagor's rights to remain in possession of the Premises.

     I. Any other property and rights which are, by the provisions of the Agreement or any other Loan Document, required to be subject to the lien hereof, and any additional property and rights that may from time to time hereafter by installation in or on the Mortgaged Property, or by writing of any kind, or otherwise, be subjected to the lien hereof by Mortgagor or by anyone on its behalf.

     J. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all right, title and interest of Mortgagor in and to all unearned premiums accrued, accruing and to accrue under any or all insurance policies obtained by Mortgagor.

     TO HAVE AND TO HOLD the Mortgaged Property, subject to the Prior Mortgage, unto Mortgagee and its successors and assigns, upon the terms, provisions and conditions herein set forth, forever, and Mortgagor does hereby bind itself and its successors, legal representatives, and assigns to warrant and forever defend all and singular the Mortgaged Property unto Mortgagee and its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject to the rights of the Prior Mortgagee.

                               SECURED OBLIGATIONS

     This Mortgage, and all rights, titles, interests, liens, security interests, powers, privileges and remedies created hereby or arising hereunder or by virtue hereof, are given to secure the payment and performance of all indebtedness, obligations and liabilities arising under the Notes, the Agreement, this Mortgage and any other Loan Document, and any renewals, extensions, amendments, amendments and restatements, supplements or modifications thereof or thereto, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and any and all fees, costs or expenses incurred by Mortgagee or the other Secured Parties, including, but not limited to, interest accruing at the then applicable rate provided in the Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Agreement or other applicable agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Mortgagor on the Loans and on all other obligations of the Mortgagor to the Secured Parties, taxes, recording expenses and attorneys' fees in connection with the execution and delivery of any of the aforesaid, and the consummation of the transactions contemplated thereby, the administration thereof, and, after default, the administration and collection thereof, all costs incurred of whatever nature by Mortgagee in the exercise of any rights hereunder or under any Loan Document and all other amounts payable by Mortgagor under this Mortgage (all of the foregoing indebtedness, obligations and liabilities being referred to herein as the "Secured Obligations").

                                    ARTICLE I

                     PARTICULAR WARRANTIES, REPRESENTATIONS
                           AND COVENANTS OF MORTGAGOR

     Section 1.01 Warranties and Representations. Mortgagor hereby warrants and represents as follows:

          (a) Mortgagor is the actual, record and beneficial owner of the Premises and holder of a good and marketable title to an indefeasible leasehold estate in the Leaseholds or owns an actual beneficial interest therein and fee estate in the rest of the Mortgaged Property, subject only to such exceptions to title as are listed in the title policy insuring the lien of this Mortgage and approved by Mortgagee and the Prior Mortgagee as permitted exceptions. Mortgagor is the owner of all of the remaining Mortgaged Property; Mortgagor will own the Fixtures free and clear of liens and claims except the Prior Mortgage and liens and claims in favor of Mortgagee; and this Mortgage is and will remain a valid and enforceable lien on the Mortgaged Property subject only to the permitted exceptions referred to above.

          (b) Mortgagor has full power and lawful authority, and has obtained the written consent of the Prior Mortgagee, to mortgage the Mortgaged Property in the manner and form herein done or intended hereafter to be done. Mortgagor will preserve such title, and will forever warrant and defend the validity and priority of the lien hereof, against the claims of all persons and parties whomsoever.

          (c) Except as otherwise specified in the Title Policy (as defined in the Agreement) or in the Survey (as defined in the Agreement), the Premises is not located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards or if it is so located, flood insurance acceptable to Mortgagee has been obtained.

     Section 1.02 Further Assurances. Mortgagor will, at its sole expense, do, execute, acknowledge and deliver every further act, deed, conveyance, mortgage, assignment, notice of assignment, transfer or assurance as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed, mortgaged or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey, mortgage or assign to Mortgagee or for carrying out the intention or facilitating the performance of the terms of this Mortgage, and for filing, registering or recording this Mortgage and, on demand, will execute and deliver, and hereby authorizes Mortgagee to execute in the name of Mortgagor to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, and renewals thereof, to evidence more effectively the lien hereof upon the Fixtures.

     Section 1.03 Filings, Recordings and Payments. (a) Mortgagor forthwith upon the execution of this Mortgage, and thereafter from time to time, will, at its expense, cause this Mortgage and any security instrument creating a lien or evidencing the lien hereof upon the Fixtures and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

          (b) Mortgagor will pay all taxes, filing, registration and recording fees, and all expenses incident to the execution and acknowledgment of this Mortgage, any supplemental mortgage, any other Loan Document, and any security instrument with respect to the Fixtures, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Agreement, this Mortgage, any supplemental mortgage, any other Loan Document, any security instrument with respect to the Fixtures or any instrument or further assurance, other than income, franchise or other similar taxes imposed on Mortgagee in respect of income derived by Mortgagee under the Secured Obligations.

     Section 1.04 Payment of Sums Due. Mortgagor will punctually pay the principal and interest and all other sums to become due in respect of the Agreement and any other Loan Document at the time and place and in the manner specified in the Agreement and any other Loan Document, according to the true intent and meaning thereof and without offset, counterclaim, defense or cause of action of any kind whatsoever , and without deduction or credit for any amount payable for taxes, all in immediately available funds in Dollars.

     Section 1.05 After Acquired Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof (subject to the rights of the Prior Mortgagee), but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressing and specifically subjecting the same to the lien of this Mortgage.

     Section 1.06 Taxes, Fees and Other Charges. (a) Mortgagor, from time to time when the same shall become due, and prior to the date of imposition of interest or penalty (except as otherwise permitted in the Agreement), will pay and discharge, or cause to be paid and discharged, all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, transfer or recordation taxes, profits and gross receipt taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges, whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof. Mortgagor will, at any time upon request by Mortgagee, promptly deliver to Mortgagee receipts evidencing the payment of same.

     Subject to the Prior Mortgage, upon the occurrence of an Event of Default under the Agreement, Mortgagee may, at any time and from time to time, at its option, to be exercised by written notice to Mortgagor, require the deposit by Mortgagor at the time of each payment of an installment of interest or principal under the Agreement of an additional amount sufficient to discharge the obligations under this subsection (a) when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Mortgagee, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Mortgagee in its sole discretion. Such amounts shall be held by Mortgagee without interest in an account acceptable to Mortgagee and applied to the payment of the obligations in respect to which such amounts were deposited or, at the option of Mortgagee and subject to applicable law, to the payment of the Secured Obligations in such order or priority as Mortgagee shall determine consistent with the Agreement, on or before the respective dates on which the same or any of them would become delinquent. If one month prior to the due date of any of the obligations under this subsection (a) the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, subject to the Prior Mortgage, Mortgagor within ten (10) days after demand, shall deposit the amount of the deficiency with Mortgagee. Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under the provisions of this Mortgage or of any statute or rule of law to pay any such amount and to add the amount so paid together with interest at the Default Rate to the indebtedness hereby secured.

          (b) Except as otherwise permitted in the Agreement, Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Mortgagor, without expense to Mortgagee.

     Section 1.07  Intentionally Deleted.

     Section 1.08 Insurance. (a) Mortgagor agrees to at all times provide, maintain and keep in force the policies of insurance required to the maintained pursuant to the terms of the Agreement.

          (b) In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by the Agreement or this Mortgage, Mortgagee may procure such insurance or single-interest insurance for such risks covering Mortgagee's interest, and Mortgagor will pay all premiums thereon promptly upon demand by Mortgagee, and until such payment is made by Mortgagor the amount of all such premiums, together with interest thereon at the Default Rate shall be secured by this Mortgage.

          (c) After the happening of any casualty to the Mortgaged Property or any part thereof, Mortgagor shall give prompt written notice thereof to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor. In the event of such loss or damage, all proceeds of insurance shall be payable in the manner provided for in the Agreement (subject to the Prior Mortgage). Unless otherwise provided in the Agreement, nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Premises as provided in Section 1.12 hereof or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount, and the application or release by Mortgagee of any insurance proceeds shall not cure or waive any Default or notice of Default under this Mortgage or invalidate any act done pursuant to such notice. Any monies received as payment for loss under any insurance shall be applied pursuant to the terms of the Agreement (subject to the Prior Mortgage).

          (d) In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required by this Section 1.08 shall inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Premises.

          (e) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.08, unless Mortgagee has approved the insurance company and the form and content of the insurance policy, including, without limitation, the naming thereon of Mortgagee as a named insured with loss, subject to the rights of the Prior Mortgagee, payable to Mortgagee under a standard mortgagee endorsement of the character above described and the inclusion of a provision therein obligating said insurance company to provide Mortgagee with notice thirty (30) days prior to cancellation, lapse or amendment of any policy. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

          (f) Subject to the Prior Mortgage, Mortgagee may at any time following the occurrence of an Event of Default under the Agreement, at its option, to be exercised by written notice to Mortgagor, require the deposit by Mortgagor, at the time of each payment of an installment of interest or principal under the Agreement, of an additional amount sufficient to discharge the obligations under this Section 1.08 when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Mortgagee with each installment, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Mortgagee in its sole discretion. Such amounts shall be held by Mortgagee without interest in an account acceptable to Mortgagee and applied to the payment of the obligations in respect of which such amounts were deposited on or before the respective dates on which the same or any of them would become delinquent or, at the option of Mortgagee, to the payment of the Secured Obligations in such order or priority as Mortgagee shall determine consistent with the Agreement. If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Mortgagor within five (5) days after demand shall deposit the amount of the deficiency with Mortgagee. Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under the provisions of this Mortgage or of any statute or rule of law to pay any such amount and to add the amount so paid together with interest at the Default Rate to the indebtedness hereby secured.

     Section 1.09 Condemnation. (a) In the event the Mortgaged Property or any part thereof or interest therein, shall be taken or damaged by eminent domain, alteration of the grade of any street, or there shall occur any other injury to or decrease in the value of the Mortgaged Property, by reason of any public or quasi-public improvement or condemnation proceeding, or in any other similar manner ("Condemnation"), or should Mortgagor receive any notice or other information regarding such Condemnation or a proposed Condemnation, Mortgagor shall give prompt written notice thereof to Mortgagee.

          (b) Subject to the Prior Mortgage, all compensation, awards and other payments or relief payable as a result of any such Condemnation, shall be payable in the manner provided for in the Agreement. Subject to the Prior Mortgage, all such compensation, awards, damages, rights of action and proceeds awarded to Mortgagor (the "Proceeds") are hereby assigned to Mortgagee and Mortgagor agrees to execute such further assignments of the Proceeds as Mortgagee may require. Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount paid. Subject to the Prior Mortgage, all Proceeds may be applied either against the Secured Obligations (in such order and priority as Mortgagee shall determine consistent with the Agreement) or to restore the Premises, at the discretion of Mortgagee, except as may be otherwise provided in the Agreement.

          (c) Unless otherwise provided in the Agreement, nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Premises as provided in Section 1.12 hereof or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are proceeds available or whether any such Proceeds are sufficient in amount, and the application or release by Mortgagee of any Proceeds shall not cure or waive any default or notice of default under this Mortgage or invalidate any act done pursuant to such notice.

          (d) Receipt by Mortgagee and application in reduction of indebtedness of any Proceeds less than the full amount of the then outstanding Secured Obligations shall not defer, alter or modify Mortgagor's obligation to continue to pay the regular installments of principal, interest on the outstanding principal balance and other charges owned in respect of the Secured Obligations and herein.

          (e) Subject to the Prior Mortgage, if prior to the receipt of the Proceeds by Mortgagee the condemned Premises shall have been sold on foreclosure of this Mortgage, Mortgagee shall, nevertheless, have the right to receive the Proceeds and to retain, for its own account, (i) an amount equal to the counsel fees, costs and disbursements incurred by Mortgagee in connection with collection of the Proceeds and not repaid by Mortgagor and (ii) the full amount of all such Proceeds, if Mortgagee is the successful purchaser at the foreclosure sale, to the extent of amounts owed in respect of the Secured Obligations.

     Section 1.10 Mortgagee's Performance of Mortgagor's Obligations. If Mortgagor shall fail to perform any of the covenants contained herein or any covenant contained in the Agreement or any other Loan Document, Mortgagee may, but shall not be obligated to, make advances and/or disbursements to perform the same. Mortgagor will repay on demand all sums so advanced and/or disbursed with interest at the Default Rate from the date of making such advance and/or disbursement until such sums have been repaid and all sums so advanced and/or disbursed, together with interest thereon at the Default Rate, shall be a lien upon the Mortgaged Property and shall be secured hereby. The provisions of this
Section 1.10 shall not prevent any default in the observance of any covenant contained herein or with respect to the Secured Obligations or in any other Loan Document from constituting an Event of Default.

     Section 1.11 Financial Records. Mortgagor will provide the financial statements to Mortgagee required pursuant to the terms of the Agreement.

     Section 1.12 Waste and Maintenance. Mortgagor will not threaten, commit, permit or suffer any waste to occur on or to the Mortgaged Property or any part thereof or alter or demolish the Mortgaged Property or any part thereof in any manner or make any change in its use (except as provided in the Agreement, or the Prior Mortgage) or any change which will in any way increase any fire or other hazards arising out of construction or operation of the Mortgaged Property. Mortgagor will, at all times, maintain the Mortgaged Property as required pursuant to the terms of the Agreement and the Prior Mortgage.

     Section 1.13 Enforcement Expenses. Except where inconsistent with the laws of the state in which the Mortgaged Property is located, Mortgagor agrees that if any action or proceeding be commenced, including an action to foreclose this Mortgage or to collect the indebtedness hereby secured, to which action or proceeding Mortgagee is made a party by reason of the execution of this Mortgage or the other Loan Documents which it secures, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by Mortgagee for the expense of any litigation to prosecute or defend or participate in the transaction and the rights and liens created hereby (including reasonable attorneys' fees) shall be paid by Mortgagor together with interest thereon from date of payment by Mortgagee at the Default Rate. All such sums paid and the interest thereon shall be immediately due and payable, shall be a lien upon the Mortgaged Property, and shall be secured hereby as shall be all such sums incurred in connection with enforcement by Mortgagee of its rights hereunder or under any other Loan Document.

     Section 1.14 Defense of Mortgagee's Interests. If the interest of Mortgagee in the Mortgaged Property or any part thereof or the lien or security interest of this Mortgage thereon shall be attacked, directly or indirectly, or if legal proceedings shall be instituted against Mortgagor or Mortgagee with respect thereto or against Mortgagor, Mortgagor, upon its learning thereof, will promptly give written notice thereof to Mortgagee and Mortgagor will, at Mortgagor's cost and expense, exert itself diligently to cure, or will cause to be cured, any defect that may have developed or be claimed to exist, and will take all necessary and proper steps for the protection and defense thereof and will take, or will cause to be taken, such action as is appropriate to the defense of any such legal proceedings, including, but not limited to, the employment of counsel and the prosecution and defense of litigation.

     Section 1.15 No Impairment of Security. In no event shall Mortgagor do or permit to be done, or omit to do or permit the omission of, any act or thing, the doing, or omission, of which would materially impair the security of this Mortgage or materially impair the value of the Mortgaged Property or any part thereof.

     Section 1.16 Restrictions on Transfers and Mortgages. Unless otherwise permitted pursuant to the terms of the Agreement, Mortgagor will not directly or indirectly, by transfer, mortgage, conveyance, or sale of an interest in Mortgagor permit, do or suffer the assignment, lease, transfer, sale, conveyance or encumbrance of the Mortgaged Property, or any part thereof or any interest therein, without the express prior written consent of Mortgagee unless otherwise permitted pursuant to the terms of the Agreement and the Prior Mortgage. While the Secured Obligations are outstanding, neither the structure nor the ownership of Mortgagor may be changed without the express prior written consent of Mortgagee unless otherwise permitted pursuant to the terms of the Agreement and, while the Prior Mortgage is in effect, the Prior Mortgage.

     Section 1.17 Mortgagee's Defense. Mortgagee may appear in and defend any action or proceeding at law or in equity or in bankruptcy purporting to affect the Premises or the security hereof or the rights and powers of Mortgagee, and any appellate proceedings, and in such event Mortgagor shall pay all of Mortgagee's costs, charges and expenses, including cost of evidence of title and attorneys' fees incurred in such action or proceeding. All costs, charges and expenses so incurred, together with interest thereon at the Default Rate from the date of payment of same by Mortgagee as aforesaid, shall be secured by the lien of this Mortgage and shall be due and payable upon demand.

     Section 1.18 Environmental Compliance. Mortgagor will perform and comply promptly with, and cause the Premises to be maintained, used and operated in accordance with, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal, air emissions and other environmental matters as set forth in the Agreement.

     Section 1.19 Zoning Changes. Mortgagor will not consent to, join in, permit or allow any change in the zoning laws or ordinances relating to or affecting the Premises which could reasonably be expected to materially adversely affect the Premises and will promptly notify Mortgagee of any changes to the zoning laws.

     Section 1.20 Grant of Security Interest. Mortgagor, as further security for the payment of said indebtedness and in addition to all the rights and remedies otherwise available to Mortgagee under this Mortgage and the other Loan Documents, grants to Mortgagee a security interest, under the Uniform Commercial Code as now in effect in the state where all or any of the Fixtures are located, in and to the Fixtures, and all proceeds thereof. Upon an Event of Default, Mortgagee shall have, in addition to all the other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as in effect at that time. Mortgagor further agrees that the security interest created hereby also secures all expenses of Mortgagee (including reasonable expenses for legal services of every kind, and cost of any insurance, and payment of taxes or other charges) incurred in or incidental to, the custody, care, sale or collection of, or realization upon, any of the property secured hereby or in any way relating to the enforcement or protection of the rights of Mortgagee hereunder, together with interest thereon at the Default Rate until paid.

     Section 1.21 Compliance with Laws and ADA Compliance.

          (a) Mortgagor warrants and covenants that the Premises are and will continue to be substantially in compliance with all applicable local, county, state and federal laws and regulations and all building, housing and fire codes, rules and regulations.

          (b) Without limiting the provisions of subsection (a) of this Section 1.21: (i) Mortgagor represents and warrants to Mortgagee that Mortgagor is substantially in compliance with the Americans with Disabilities Act of 1990 (42 U.S.C.A. sec. 12101 et. seq.), as the same may be amended from time to time (the "ADA") and all other federal, state and local laws pertaining to the accessibility of the Premises by persons with disabilities (the ADA and such other laws are, collectively, the "Accessibility Laws"); (ii) Mortgagor covenants to ensure that the Premises will at all times substantially comply with all applicable Accessibility Laws and, upon the request of Mortgagee, Mortgagor will conduct such surveys of the Premises as Mortgagee shall require to ascertain such compliance; (iii) Mortgagor will maintain accurate records of all expenditures made in connection with any alterations to the Premises and will deliver copies thereof to Mortgagee upon Mortgagee's request; and (iv) Mortgagor shall defend, indemnify and hold harmless Mortgagee, its employees, agents, officers and directors, attorneys and any parent or affiliate of Mortgagee, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, cost or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out or in any way related to any violations of the Accessibility Laws (including, without limitation, any costs incurred by Mortgagee in complying with any Accessibility Laws). Neither payment of the indebtedness secured hereby nor foreclosure shall operate as a discharge of Mortgagor's obligations under this subsection (b). In the event Mortgagor tenders a deed in lieu of foreclosure, Mortgagor shall deliver the Premises to Mortgagee (or its designee) substantially free of any violations of the Accessibility Laws. In the event Mortgagor does not timely perform any of the above obligations, Mortgagee after 30 days notice to Mortgagor may perform said obligations at the expense of Mortgagor and Mortgagor shall, upon written demand from Mortgagee, reimburse Mortgagee for all costs, including attorney's fees and out-of-pocket expenses, and all liabilities incurred by Mortgagee by reason of the foregoing, with interest thereon at the Default Rate from the date of such payment by Mortgagee to the date of repayment. Until paid, said costs and expenses shall be secured by this Mortgage.

     Section 1.22 Other Multistate Mortgages. The indebtedness secured in part by this Mortgage is secured by mortgages and/or deeds of trust encumbering and conveying lands and other property and/or leasehold interests therein in other states as more particularly described in the Agreement, all of which mortgages and/or deeds of trust, including this instrument, being hereafter referred to as "the mortgage instruments."

     It is understood and agreed that all of the properties of all kinds conveyed or encumbered by the mortgage instruments are security for the Secured Obligations without allocation of any one or more of the parcels or portions thereof to any portion of the Secured Obligations less than the whole amount thereof unless so stated in said mortgage instruments.

     Subject to the Prior Mortgage, it is specifically covenanted and agreed that Mortgagee may proceed, at the same or at different times, to foreclose said mortgage instruments, or any of them, by any proceedings appropriate in the state where any of the land lies, and that no event of enforcement taking place in any state including, without limiting the generality of the foregoing, any pending foreclosure, judgment or decree of the foreclosure, foreclosure sale, rents received, possession taken, deficiency judgment or decree, or judgment taken on the Secured Obligations, shall in any way stay, preclude or bar enforcement of the mortgage instruments or any of them in any other state, and that, Mortgagee may pursue any or all its remedies to the maximum extent permitted by state law until all of the Secured Obligations now or hereafter secured by any or all of the mortgage instruments has been paid and discharged in full.

     Neither Mortgagor, nor any person claiming under Mortgagor, shall have or enjoy any right to marshaling of assets, all such right being hereby expressly waived as to Mortgagor and all persons claiming under it, including junior lienors. No release of personal liability of any person whatever and no release of any portion of the property now or hereafter subject to the lien of any of the mortgage instruments shall have any effect whatever by way of impairment or disturbance of the lien or priority of any of said mortgage instruments. Any foreclosure or other appropriate remedy brought in any of the states aforesaid may be brought and prosecuted as to any part of the mortgaged security, wherever located, without regard to the fact that foreclosure proceedings or other appropriate remedies have or have not been instituted elsewhere on any other land subject to the lien of said mortgage instruments or any of them.

     Section 1.23 Leasehold and Leasehold Instruments.

          (a) Mortgagor covenants and agrees to faithfully comply with and perform all of its obligations under the Leasehold Instruments, and to promptly cure any default by it under the Leasehold Instruments.

          (b) Mortgagor may modify, amend or terminate any Leasehold Instrument without the prior written consent provided such action is consistent with the terms of the Agreement and the Prior Mortgage.

          (c) Mortgagor will promptly give Mortgagee a copy of any default notice given to Mortgagor with respect to any Leasehold Instrument.

                                   ARTICLE II

                         EVENTS OF DEFAULT AND REMEDIES

     Section 2.01 Events of Default. The following shall constitute defaults hereunder and, after the giving of notice and the passage of time, if any, as provided herein, shall constitute "Events of Default" hereunder:

          (a) If Mortgagor shall fail to pay when due any Secured Obligation after the passage of any applicable notice or grace period, if any; or

          (b) If an Event of Default, as defined in the Agreement, shall occur under the Agreement.

     Section 2.02 Mortgagee's Remedies. (a) During the continuance of any Event of Default, Mortgagee, without notice or presentment, each of which are hereby waived by Mortgagor, may, subject to the provisions of the Agreement, declare the entire principal of the Secured Obligations then outstanding and all accrued and unpaid interest thereon and all other amounts owing in respect thereof (if not then due and payable, whether by acceleration or otherwise), to be due and payable immediately, and upon any such declaration the principal of the Secured Obligations and said accrued and unpaid interest shall become and be immediately due and payable, anything in the instruments evidencing the Secured Obligations or in this Mortgage to the contrary notwithstanding;

          (b) During the continuance of any Event of Default, Mortgagee may, subject to the Prior Mortgage, enter into and upon all or any part of the Premises, and, having and holding the same, may use, operate, manage and control the Mortgaged Property or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and likewise, from time to time, at the expense of Mortgagor, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may deem advisable in its sole judgment; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as Mortgagee shall deem best; and Mortgagee shall be entitled, subject to the Prior Mortgage, with or without entering into or upon the Premises, to collect and receive all gross receipts, earnings, revenues, rents, maintenance payments, issues, profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of Mortgagee; and, after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacement, alterations, additions, betterments and improvements and amounts necessary to pay taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee may apply the moneys arising as aforesaid in such manner and at such times as Mortgagee shall determine in its discretion consistent with the Agreement to the payment of the Secured Obligations and the interest thereon, when and as the same shall become payable and/or to the payment of any other sums required to be paid by Mortgagor under this Mortgage;

          (c) During the continuance of any such Event of Default, Mortgagor covenants and agrees as follows (subject, in each case, to the Prior Mortgage and Sections 5.05 and 5.06 of this Mortgage):

          (1) Mortgagee may, with or without entry, personally or by its agents or attorneys, insofar as applicable, sell the Mortgaged Property or any part thereof and pursuant to the procedures provided by law, and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; or

          (2) Mortgagee may institute an action of mortgage foreclosure or institute other proceedings according to law for the foreclosure hereof, and may prosecute the same to judgment, execution and sale for the collection of the Secured Obligations secured hereby, and all interest with respect thereto, together with all taxes and insurance premiums advanced by Mortgagee and other sums payable by Mortgagor hereunder, and all fees, costs and expenses of such proceedings, including attorneys' fees and expenses; or

          (3) Mortgagee may, if default be made in the payment of any part of the Secured Obligations, proceed with foreclosure of the liens evidenced hereby in satisfaction of such item either through the courts or by conducting the sale as herein provided, and proceed with foreclosure of the security interest created hereby, all without declaring the whole of the Secured

     Obligations due, and provided that if sale of the Mortgaged Property, or any portion thereof, is made because of default in payment of a part of the Secured Obligations, such sale may be made subject to the unmatured part of the Secured Obligations, but as to such unmatured part of the Secured Obligations (and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Secured Obligations) this Mortgage shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph. And it is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Obligations, it being the purpose to provide for a foreclosure and sale of the Mortgaged Property, or any part thereof, for any matured portion of the Secured Obligations without exhausting the power to foreclose and to sell the Mortgaged Property, or any part thereof, for any other part of the Secured Obligations whether matured at the time or subsequently maturing; or

          (4) Mortgagee may take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Loan Documents or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect; or

          (5) Mortgagee may exercise in respect of the Mortgaged Property consisting of Fixtures, all of the rights and remedies available to a secured party upon default under the applicable provisions of the Uniform Commercial Code as then in effect in the state where the Mortgaged Property is located; or

          (6) Mortgagee may apply any proceeds or amounts held in escrow pursuant to the terms of this Mortgage to payment of any part of the Secured Obligations in such order of priority as Mortgagee may determine consistent with the Agreement; or

          (7) Any sale as aforesaid may be subject to such existing tenancies as Mortgagee, in its sole discretion, may elect.

     Section 2.03 Sale, Foreclosure, etc. (a) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (b) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the properties, interests and rights sold. Subject to the Prior Mortgage, Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all the necessary conveyances, assignments, transfers and deliveries of any part of the Mortgaged Property and rights so sold, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the reasonable judgment of Mortgagee, for the purpose and as may be designated in such request.

          (c) Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Mortgagee, or any public officer acting under execution or order of court, to have present or constructive possession of any of the Mortgaged Property.

          (d) The recitals contained in any conveyance made by Mortgagee to any purchaser at any sale made pursuant hereto or under applicable law shall be full evidence of the matters therein stated, and all prerequisites to such sale shall be presumed to have been satisfied and performed.

          (e) Any such sale or sales made under or by virtue of this Mortgage, whether under the power of sale hereby granted and conferred, or under or by virtue of any judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either by law or in equity, of Mortgagor in and to the premises and property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, its successors and assigns, and (subject to the Prior Mortgage) against any and all persons or entities claiming the premises and property sold, or any part thereof, from through or under Mortgagor and its successors or assigns.

          (f) The receipt given by Mortgagee for the purchase money paid at any such sale, or the receipt given by any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of the property, or any part thereof, sold as aforesaid, and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound (i) to see to the application of such purchase money or any part thereof upon or for any trust or purpose of this Mortgage, (ii) by the misapplication or nonapplication of any such purchase money, or any part thereof, or (iii) to inquire as to the authorization, necessity, expediency or regularity of any such sale.

          (g) In case the liens or security interests hereunder, or by the exercise of any other right or power, shall be foreclosed by Mortgagee's sale or by other judicial or non-judicial action, the purchaser at any such sale shall receive, as an incident to its ownership, immediate possession of the property purchased, and if Mortgagor or Mortgagor's successors shall hold possession of said property, or any part thereof, subsequent to foreclosure, Mortgagor or Mortgagor's successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

          (h) In the event a foreclosure hereunder shall be commenced by Mortgagee, Mortgagee may at any time before the sale abandon the suit, and may then institute suit for the collection of the Secured Obligations and for the foreclosure of the liens and security interest hereof. If Mortgagee should institute a suit for the collection of the Secured Obligations and for a foreclosure of the liens and security interest hereof, it may at any time before the entry of a final judgment in said suit dismiss the same and proceed to sell the Mortgaged Property, or any part thereof, in accordance with provisions of this Mortgage.

          (i) Any reasonable expenses incurred by Mortgagee in prosecuting, resetting or settling the claim of Mortgagee shall become an additional Secured Obligation of Mortgagor hereunder.

          (j) In the event of any sale made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest on, the Secured Obligations, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant to this Mortgage, immediately thereupon shall, anything in the Secured Obligations or in this Mortgage to the contrary notwithstanding, become due and payable.

          (k) The purchase money proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article II or otherwise, shall be applied in accordance with the laws of the state where the Mortgaged Property is located, and to the extent not inconsistent, first to the payment of the costs and expenses of such sale, including reasonable compensation to Mortgagee and its agents and counsel, second to the payment of the amounts due and owing under or in respect of the Secured Obligations for principal and interest and any other amounts including (without limitation) any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage or any other Loan Document, with interest at the Default Rate from and after the happening of any Event of Default in the order set forth in Section 7.2 of the Agreement, all with interest at the Default Rate from the date such sums were or are required to be paid under this Mortgage, and third to the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

          (l) Upon any sale made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee and any other Secured Party may bid for and acquire the Mortgaged Property or any part thereof and Mortgagee and any other Secured Party in lieu of paying cash therefor may make settlement for the purchase price by crediting some or all of the indebtedness of Mortgagor secured by this Mortgage owing to such Secured Party (or, in the case of Mortgagee, owing to all Secured Parties) the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

     Section 2.04 Payments, Judgment, etc. (a) In case an Event of Default under the Agreement and the acceleration of the obligations thereunder shall have occurred, then, Mortgagor will in accordance with the Agreement pay to Mortgagee the whole amount which then shall have become due and payable on the Secured Obligations, whether for principal and interest or both or otherwise, as the case may be, which interest shall then accrue at the Default Rate on the then unpaid principal of or other amounts constituting the Secured Obligations, and the sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to Mortgagee its agents and counsel and any expenses incurred by Mortgagee hereunder. In the event Mortgagor shall fail forthwith to pay such amounts upon demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree.

          (b) Mortgagee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property or any part thereof and of the application of the proceeds of sale, as provided in this Mortgage, to the payment of the indebtedness hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Secured Obligations, and to enforce payment of all other charges, payments and costs due under this Mortgage and shall be entitled to recover judgment for any  portion of the debt  remaining  unpaid,  with  interest  thereon at the
Default  Rate.  In  case of  proceedings  against  Mortgagor  in  insolvency  or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Secured Obligations to the full amount thereof, and all other payments, charges and costs due under this Mortgage without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property.

          (c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect, in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

          (d) Any moneys thus collected by Mortgagee under this Section 2.04 shall be applied by Mortgagee in accordance with the provisions of paragraph (k) of Section 2.03.

     Section 2.05 Receiver, Waiver. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, and any other amounts constituting the Secured Obligations, including (without limitation) all sums required to be paid by Mortgagor pursuant to any provision of this Mortgage or of any nature in aid of the enforcement of the Secured Obligations or of this Mortgage, Mortgagor will (a) waive the issuance and service of process and submit to a voluntary appearance in such action, suit or proceeding and (b) subject to the Prior Mortgage, if required by Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof and of all the earnings, revenues, rents, maintenance payments, issues, profits and income thereof in accordance with Section 2.11 hereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, subject to the Prior Mortgage, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Mortgage indebtedness, forthwith either before or after declaring the unpaid principal of the Secured Obligations to be due and payable, to the appointment of such a receiver or receivers.

     Section 2.06 Mortgagee's Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall, subject to the Prior Mortgage, be entitled to retain possession and control of the Mortgaged Property.

     Section 2.07 Remedies Cumulative. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies which Mortgagee may be entitled to exercise against Mortgagor and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or in the Agreement or in any other Loan Document now or hereafter existing at law or in equity or by statute. No delay by or omission of Mortgagee to exercise any right or power shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given in this Mortgage or in the Agreement or in any other Loan Document to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. The resort to any remedy provided hereunder or in the Agreement or in any other Loan Document or provided by law or at equity shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies against Mortgagor. By the acceptance of payment of principal of or interest on or any other amount due in respect of any of the Secured Obligations after its due date, Mortgagee does not waive the right either to require prompt payment when due of all other amounts secured hereby or to regard as an Event of Default the failure to pay any other such amounts. Nothing in this Mortgage or in the Agreement or in any instrument evidencing the Secured Obligations shall affect the obligation of Mortgagor to pay (i) the principal of, and interest on, the Secured Obligations in the manner and at the time and place therein or in the Agreement expressed or (ii) the other Secured Obligations in the manner and at the time herein expressed.

     Section 2.08 Agreement by Mortgagor. Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage or any other Loan Document, or claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, waives, to the extent that it lawfully may, all right to have the Mortgaged Property or any part thereof marshaled upon any foreclosure hereof.

     Section 2.09 Use and Occupancy Payments. During the continuance of any Event of Default and pending the exercise by Mortgagee of its right to exclude Mortgagor from all or any part of the Premises, unless Mortgagor is legally entitled to continue possession of the

Premises, Mortgagor agrees to pay to Mortgagee the fair and reasonable rental value, which amount shall be determined by the Mortgagee in its reasonable judgment, for the use and occupancy of the Premises or any portion thereof which are in its possession for such period and, upon default of any such payment, will, subject to the Prior Mortgage, vacate and surrender possession of the Premises to Mortgagee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of the Premises for non-payment of rent, however designated. Any payments received under this Section 2.09 by Mortgagee shall be applied in accordance with Section 2.03(k) of this Mortgage.

     Section 2.10 Mortgagee's Right to Purchase. In case of any sale under the foregoing provisions of this Article II, whether made under the power of sale hereby given or pursuant to judicial proceedings, Mortgagee may bid for and purchase any property, and may make payment therefor as hereinafter set forth or as set forth in Section 2.03 (l) above, and, upon compliance with the terms of said sale, may hold, retain and dispose of such property without further accountability therefor. For the purpose of making settlement or payment for the property or properties purchased, Mortgagee shall be entitled to use and apply such of the Secured Obligations held by it or the other Secured Parties, including (without limitation) any accrued and unpaid interest thereon, as it may elect, or as may be otherwise provided for in Section 2.03(l) above.

     Section 2.11 Appointment of Receiver. Upon application of Mortgagee to any court of competent jurisdiction, if any Event of Default shall have occurred and so long as it shall be continuing, to the extent permitted by law, and subject to the Prior Mortgage, a receiver may be appointed to take possession of and to operate, maintain, develop and manage the Mortgaged Property or any part thereof. In every case when a receiver of the whole or any part of the Mortgaged Property shall be appointed under this Section 2.11 or otherwise, the net income and profits of the Mortgaged Property shall, subject to the order of any court of competent jurisdiction, and subject to the Prior Mortgage, be paid over to, and shall be received by, Mortgagee to be applied as provided in Section 2.03(k) hereof.

     Section 2.12 No Waiver. Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of any of the Secured Obligations secured hereby, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its reasonable discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interest created by this Mortgage.

                                   ARTICLE III

                         ASSIGNMENT OF LEASES AND RENTS

     Section 3.01 Lease Related Definitions. As used in this Mortgage: (a) "Lease" means any lease, sublease, or other similar agreement, now or hereafter existing, under the terms of which any person other than Mortgagor has or acquires any right to occupancy or use of the Mortgaged Property, or any part thereof, or interest therein; (b) "Lessee" means the lessee, sublessee, licensee, tenant or other person having the right to occupy or use all or any part of the Mortgaged Property under a Lease; and (c) "Rent" means the rents, additional rents and other consideration payable to Mortgagor by the Lessee under the terms of a Lease. Whenever reference is made in this Mortgage to a lease, license, lessee, licensee, tenancy or tenant, such reference shall be deemed to include a sublease, sublessee, license, licensee, subtenancy or subtenant, as the case may be.

     Section 3.02 Assignment of Leases and Rents. Mortgagor hereby assigns to Mortgagee all Leases, together with all Rents payable under the Leases, now or at any time hereafter existing, such assignment being subject to the Prior Mortgage and upon the following terms: (a) until receipt from Mortgagee of notice of the occurrence of an Event of Default, each Lessee may pay rent directly to Mortgagor, (b) upon receipt from Mortgagee of notice that an Event of Default exists, each Lessee shall, and is hereby authorized and directed to, pay directly to Mortgagee all Rent thereafter accruing, and the receipt of such Rent by Mortgagee shall be a release of such Lessee to the extent of all amounts so paid, (c) Rent so received by Mortgagee shall be applied by Mortgagee first to the expenses, if any, of collection and then in accordance with Article II hereof, (d) without impairing its rights hereunder, Mortgagee may, at its option, at any time and from time to time, release to Mortgagor Rent so received by Mortgagee, or any part thereof, (e) Mortgagee shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of, Rent, but shall be accountable only for Rent that it shall actually receive. As among Mortgagee, Mortgagor and any person claiming through or under Mortgagor, the assignment contained in this Section 3.02 is intended to be absolute, unconditional and presently effective, and the provisions of subsection 3.02(a) are intended for the benefit of each Lessee and shall never inure to the benefit of Mortgagor or any person claiming through or under Mortgagor. It shall never be necessary for Mortgagee to institute legal proceedings of any kind whatsoever to enforce the provisions of this Section 3.02. Notwithstanding anything herein to the contrary, Mortgagor may collect such Rent until such time as an Event of Default shall occur hereunder.

     Section 3.03 Mortgagee's Consent. Nothing in this Article III shall ever be construed as (a) allowing any Lease without Mortgagee's prior written consent unless otherwise permitted under the Agreement, or (b) subordinating this Mortgage to any Lease.

     Section 3.04 Lease Related Covenants. Mortgagor covenants to: (a) upon demand by Mortgagee, and subject to the Prior Mortgage, assign to Mortgagee, by separate instrument in form and substance satisfactory to Mortgagee, any and all Leases, and/or all Rents payable thereunder, including, but not limited to, any Lease which is now in existence or which may be executed after the date hereof;
(b) not accept from any Lessee, nor permit any Lessee to pay, Rent for more than one month in advance except for payment in the nature of security for performance of Lessee's obligations unless otherwise provided for in the Lease;
(c) comply with the terms and provisions of each Lease including, without limitation, the payment of all sums required to be paid by Mortgagor or which any Lessor has an option to pay under any Lease in order to prevent any reduction in or offset against any Rent payable under any Lease or any default thereunder; (d) not amend, extend, cancel, abridge, or otherwise modify, or accept surrender of, or renew, any Lease without the written consent of Mortgagee other than in the ordinary course of business, (e) not assign, transfer or mortgage any Lease without the written consent of Mortgagee; (f) not assign, transfer, pledge or mortgage any Rent; (g) not waive, excuse, release or condone any nonperformance of any covenant of any Lease by any Lessee other than in the ordinary course of business; (h) give to Mortgagee duplicate notice of each material default by each Lessee; (i) on all Leases executed after the date hereof, cause each Lessee to agree (and each Lessee under each Lease executed after the date hereof does so agree) to give to Mortgagee written notice of each and every material default by Mortgagor under its Lease and not exercise any remedies under such Lease unless Mortgagee fails to cure such material default within a reasonable period after Mortgagee has received such notice; provided, that Mortgagee shall never have any obligation or duty to cure any such material default; (j) enforce its rights with regard to all Leases in the ordinary course of business; and (k) not enter into any Lease, affecting the Mortgaged Property or any part thereof unless otherwise permitted under the Agreement and the Prior Mortgage, without the prior approval of Mortgagee.

     Section 3.05 Mortgagee Not Liable. Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any Lease, or under or by reason of this assignment, and Mortgagor shall and does hereby agree to indemnify and to hold Mortgagee harmless from and against any and all liability, loss or damage which Mortgagee may or might incur under any Lease or under or by reason of this assignment and from and against any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease. Should Mortgagee incur any such liability, loss or damage under any Lease or under or by reason of this assignment, or in the defense of any such claims or demands, the amount thereof, including all costs, expenses and attorneys' fees, shall be secured hereby and constitute part of the Secured Obligations, and Mortgagor shall reimburse Mortgagee therefore immediately upon demand, and upon the failure of Mortgagor to do so, Mortgagee may declare all sums secured by this Mortgage immediately due and payable.

         Section 3.06 Estoppel Certificates. On all Leases executed after the date hereof, all Leases shall provide for the giving by the Lessee of certificates with respect to the status of such Leases, and Mortgagor shall exercise its right to request such certificates within ten (10) days of any demand therefor by Mortgagee. Mortgagor shall furnish to Mortgagee, within ten
(10) days after a request by Mortgagee to do so, an executed counterpart of all Leases.

     Section 3.07 Lease Approval Requirements. On all Leases executed after the date hereof, all Leases and Lessees of the Premises, or any part thereof, must be acceptable to and approved by Mortgagee unless otherwise provided under the Agreement; and all Lessees shall execute such estoppel certificates, subordinations, attornments and other agreements as Mortgagee may require. Under no circumstances shall Mortgagee be liable for any obligation to pay any leasing commission, brokerage fee or similar fee or charge in connection with any Lease nor shall Mortgagee be obligated to complete any Improvements for the benefit of any Lessee.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.01 Benefit of Mortgagee. All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the land and shall apply to, bind and inure to the benefit of the successors and assigns of the respective parties hereto; provided, that Mortgagor may not assign its obligations hereunder without the prior written consent of Mortgagee.

     Section 4.02 Savings Clause. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     Section 4.03 Notices. All notices hereunder shall be given pursuant to the terms of Section 9.1 of the Agreement.

     Section 4.04 Governing Law. This Mortgage shall, without regard to place of contract or payment, be construed and enforced according to the laws of the state where the Mortgaged Property is located, all without regard to principles of conflict of laws.

     Section 4.05 No Change. Neither this Mortgage nor any provision hereof may be changed, waived, discharged or terminated, except by an instrument in writing, signed by Mortgagee and Mortgagor.

     Section 4.06 Security Agreement and Fixture Filing. This Mortgage shall be deemed to be a security agreement and fixture filing pursuant to the Uniform Commercial Code of the state where the Mortgaged Property is located.

     Section 4.07 No Usury. In the event that Mortgagee, in enforcing its rights hereunder, determines that charges and fees incurred in connection with the Secured Obligations may, under the applicable usury laws, cause the interest rate herein to exceed the maximum allowed by law, then such interest shall be recalculated and any excess over the maximum interest permitted by said laws shall be credited to the then principal outstanding balance to reduce said balance by that amount. It is the intent of the parties hereto that Mortgagor under no circumstances shall be required to pay, nor shall Mortgagee be entitled to collect, any interest which is in excess of the maximum legal rate permitted under the applicable usury laws.

     Section 4.08 Effect of Partial Release. No release of any part of the Mortgaged Property or of any other property conveyed to secure the Secured Obligations shall in any way alter, vary or diminish the force, effect or lien or security interest of this Mortgage on the Mortgaged Property or portion thereof remaining subject to the lien and security interest created hereby.

     Section 4.09 Mortgagee's Dealing with Successors and Lessees. Subject to the Prior Mortgage, in the event Mortgagor or any of Mortgagor's successors conveys or leases without the prior approval of Mortgagee (except as otherwise permitted herein or in the Agreement or the Prior Mortgage) any interest in the Mortgaged Property, or any part thereof, to any other party, Mortgagee may deal with any owner or lessee of any part of the Mortgaged Property with reference to this Mortgage and to the Secured Obligations, either by forbearance on the part of Mortgagee or release of all or any part of the Mortgaged Property or of any other property securing payment of any Secured Obligations, without in any way modifying or affecting Mortgagee's rights, remedies, liens or security interests hereunder (including the right to exercise any one or more of the remedies described or referred to in Article I, Article II, Article III or Article IV hereof in the event such conveyance is made in contravention of the provisions of this Mortgage) or the liability of Mortgagor or any other party liable for the payment of the Secured Obligations, in whole or in part. This shall not be construed to allow any such conveyance or leasing by Mortgagor, except as permitted herein or in the Agreement.

     Section 4.10 No Waiver by Mortgagee. All options and rights of election herein provided for the benefit of Mortgagee are continuing, and the failure to exercise any such option or right or election upon a particular default or breach or upon any subsequent default or breach shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of principal or interest after its due date, Mortgagee does not waive the right either to require prompt payment when due of all other amounts secured hereby or to regard as an Event of Default the failure to pay any other such amounts. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time. All grants, covenants, terms and conditions hereof shall bind Mortgagor and all successive owners of the Premises.

     Section 4.11 Headings Descriptive. The headings of the several sections and subsections of this Mortgage are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Mortgage.

     SECTION 4.12 WAIVER OF TRIAL BY JURY. THE MORTGAGOR AND THE MORTGAGEE WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS MORTGAGE.

     Section 4.13 Indemnification. The Mortgagor agrees to pay, and to save, indemnify and keep the Mortgagee and its respective directors, officers, employees, attorneys, experts, and agents harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses), losses or damages (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Mortgaged Property, (ii) with respect to, or resulting from, any delay in complying with any requirement of law applicable to any of the Mortgaged Property or (iii) in connection with any of the transactions contemplated by this Mortgage, including the fees and disbursements of counsel and of any other experts, which Mortgagee or its respective directors, officers, employees, attorneys, experts or agents may incur in connection with (w) the administration or enforcement of this Mortgage, including such expenses as are incurred to preserve the value of the Mortgaged Property and the validity, perfection, rank and value of any liens granted hereunder, (x) the collection, sale or other disposition of any of the Mortgaged Property, (y) the exercise by the Mortgagee of any of the rights conferred upon it hereunder or (z) any Default or Event of Default, but excluding any such liabilities, costs and expenses, losses or damages incurred solely by reason of the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a final order or judgment of a court of competent jurisdiction.

     Any amount due hereunder which is not paid on demand shall bear interest at a rate equal to the Default Rate and shall be a lien upon the Mortgaged Property and shall be secured hereby.

     The agreements of the Mortgagor contained in this Section 4.13 shall survive the payment and performance of the Secured Obligations and the termination of the liens and security interests granted hereby. All of the Mortgagor's obligations to indemnify Mortgagee and its directors, officers, employees, attorneys, experts and agents hereunder shall (without duplication) be in addition to, and shall not limit in any way, the Mortgagor's indemnification obligations contained in the Agreement or in any other Loan Document.

     Section 4.14 Advances under the Agreement. It is understood and agreed that the funds to be advanced under this Mortgage are to be advanced subject to and in accordance with the provisions of the Agreement and the other Loan Documents, and that all sums advanced thereunder or hereunder are included within the Secured Obligations secured hereby.

     Section 4.15 Particular State Provisions. There is attached hereto and made a part hereof Exhibit B containing additional provisions that are necessary or appropriate under the laws of the state in which the Mortgaged Property is located or pursuant to the provisions of any permitted property liens.

                                    ARTICLE V

                CERTAIN PROVISIONS CONCERNING THE PRIOR MORTGAGE

     Section 5.01 Payment on Prior Mortgage. Mortgagor will promptly pay, when due and payable, the interest, principal, and all other sums and charges secured by and described in the Prior Mortgage and the other UBS Loan Documents.

     Section 5.02 Performance of UBS Loan Documents. Mortgagor will promptly perform and observe all of the terms, covenants, and conditions required to be performed and observed by Mortgagor under the UBS Loan Documents, within the periods (inclusive of grace periods) provided in the UBS Loan Documents, and will do all things necessary to avoid the occurrence of any default with respect to the UBS Loan Documents.

     Section 5.03 Default on UBS Loan Documents. Any Event of Default under the UBS Loan Documents shall be an Event of Default under Article II of this Mortgage.

     Section 5.04 No Modifications. Mortgagor will not directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of the UBS Loan Agreement or any of the other UBS Loan Documents as in effect on the Effective Date hereof (A) which the Mortgagee or the Majority Revolving Lenders deem material (including, without limitation, terms, provisions or conditions relating to events of default, acceleration rights or other remedies, tenor, interest rates, substitution of collateral, the non-recourse nature of such financing, covenants and prohibitions against amending any of the Loan Documents) or (B) which the Mortgagee reasonably determines would place any further material restrictions on the Mortgagor or its Subsidiaries or materially increase the obligations of the Mortgagor or any of its Subsidiaries thereunder or confer on the holders thereof any material additional rights.

     Section 5.05 Consent of Prior Mortgagee. Notwithstanding anything to the contrary contained in this Mortgage, the rights of Mortgagee hereunder will be limited in that, unless and until all of the obligations secured by the Prior Mortgage have been indefeasibly paid in full, Mortgagee shall not, without obtaining the prior written consent of the Prior Mortgagee, which consent may be withheld in Prior Mortgagee's sole and absolute discretion (a) modify, amend, supplement or extend the terms and provisions of Article V of this Mortgage, or
(b) commence an enforcement action or other remedial proceeding, or (c) exercise any remedies provided for under this Mortgage at law or in equity with respect to the Mortgaged Property (including, without limitation, the commencement of foreclosure proceedings or the appointment of a receiver), or (d) seek to enforce any judgment against the Mortgaged Property in a manner which is prohibited under this Article V, or (e) otherwise use its position as a junior lienor to take any actions with respect to the Mortgaged Property or to interfere with or otherwise impede any actions that Prior Mortgagee may wish to take with respect to the Mortgaged Property; provided, that notwithstanding the provisions set forth in (a) through (e) above, Mortgagee may make protective advances contemplated by this Mortgage, including without limitation, for past due real estate taxes, insurance premiums, repair costs and other amounts which could result in a lien or encumbrance upon the Mortgaged property and may join in any enforcement action or other remedial proceeding that has been commenced by or on behalf of the Prior Mortgagee to assure that Mortgagee's junior lien is not extinguished, diminished or otherwise adversely affected; provided further that the Prior Mortgagee consents to Mortgagee acting in Mortgagor's stead under this Mortgage, subject to all the conditions and requirements hereunder and under the UBS Loan Documents, if Mortgagor is in default with respect to its obligations to Mortgagee (it being understood that Mortgagee shall not, by the making of any protective advance, acquire by subrogation or otherwise any lien, estate or interest in the Mortgaged Property which may be prior to the lien, estate or interest of the Prior Mortgagee, but the amount of any such advances shall be secured by the lien of this Mortgage).

     Section 5.06 Subject to the UBS Loan Documents. Mortgagee acknowledges that the terms, conditions, provisions and lien of this Mortgage, any Assignment of Leases and Rents hereafter delivered to Mortgagee with respect to the Mortgaged Property and any documents hereafter delivered pursuant to Sections 1.02 and
1.03 of this Mortgage and all of Mortgagee's rights under this Mortgage are junior and subject to the terms, conditions, provisions and lien of the Prior Mortgage and the other UBS Loan Documents and all of Prior Mortgagee's rights thereunder. Mortgagee further acknowledges that if Mortgagor's compliance with any of the terms, covenants, conditions or other provisions of this Mortgage would be inconsistent with or cause a default under the UBS Loan Documents, Mortgagor shall not be obligated to comply with such term, covenant or condition or other provision contained in this Mortgage. Notwithstanding the foregoing, nothing herein shall preclude the operation of any term, covenant, provision, or condition of, or right of Mortgagee under, this Mortgage which is not inconsistent with the terms, covenants, provisions and conditions of, and rights of Prior Mortgagee under the Prior Mortgage and the other UBS Loan Documents, and which would not cause a default under the UBS Loan Documents.

     Section 5.07 Third Party Beneficiary. It is expressly intended and agreed by the parties to this Mortgage that (a) the Prior Mortgagee is a third party beneficiary of this Mortgage and is relying upon the terms and provisions of this Article V, (b) the Prior Mortgage shall be recorded first, (c) the Prior Mortgagee shall have the right, in addition to all other remedies, to specifically enforce the provisions of this Article V and shall be entitled to injunctive and other equitable relief in connection therewith and (d) Mortgagor and Mortgagee expressly agree that the rights of the parties hereunder are the same as they would be if the Mortgagee and the Prior Mortgagee had executed a separate intercreditor agreement.

     Section 5.08 Consent to Non-Disturbance Agreement. Mortgagee hereby agrees to give a non-disturbance agreement to any lessee or tenant with respect to which the Prior Mortgagee shall have executed a similar non-disturbance agreement and, if the Mortgagee fails to give any such non-disturbance agreement, the Mortgagee nevertheless agrees not to disturb the possession or occupancy of any lessee or tenant of all or any portion of the Mortgaged
Property without the prior written consent of the Prior Mortgagee in each instance.

     Section 5.09 Release of Mortgaged Property. Subject to the terms and provisions of Section 6.3(h) of the Agreement, in the event the Prior Mortgagee releases all or any portion of the Mortgaged Property from the lien of the Prior Mortgage, then Mortgagee hereby irrevocably appoints the Prior Mortgagee as its attorney-in-fact (coupled with an interest) to execute and deliver, in the name, and on behalf of Mortgagee, any and all documents necessary to release the Mortgaged property ( or such portion thereof being released from the lien of the Mortgage) from the lien of this Mortgage. Mortgagee hereby acknowledges that it shall not be entitled to receive any payment in connection with the release of the Mortgaged Property (or any portion thereof) from the lien of this Mortgage, including, without limitation, the proceeds of any sale thereof, unless and until the Prior Mortgagee is fully paid all sums due under the UBS Loan Documents. The Mortgagor hereby agrees that it will provide the Mortgagee with written notice as to the release of all or any portion of the Mortgaged Property from the lien of the Prior Mortgage.

     Section 5.10 Bankruptcy, Insolvency, etc. In the event of (a) any insolvency, dissolution, winding up, liquidation, readjustment, composition, reorganization or other similar proceedings relating to Mortgagor (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of Mortgagor, or any sale of all or substantially all of the Mortgaged Property, or otherwise ) or (b) any receivership or other equivalent proceeding with respect to the Mortgaged Property, the UBS

Loan shall first be indefeasibly paid in full before Mortgagee shall be entitled to retain any payment or distribution received as proceeds of the Mortgaged Property of any kind of character, whether in cash, property or securities. Mortgagee hereby irrevocably authorizes and agrees that the Prior Mortgagee may, at its sole discretion, in the name of Mortgagee, or otherwise, demand, sue for, collect, receive and give receipt for any and all payments or distributions of any kind or character, whether in cash, property or securities, which are proceeds of the Mortgaged Property to which Mortgagee would be entitled if the Mortgage were not subject to the Prior Mortgage pursuant to the terms hereof. Upon request, Mortgagee shall furnish to the Prior Mortgagee, as promptly as practicable, all information in its possession relating to the Mortgaged Property which the Prior Mortgagee considers reasonably necessary in connection with any action by the Prior Mortgagee permitted under the foregoing provisions of Section 5.10. Mortgagee will not initiate any proceedings to modify or lift the stay provided for in SECTION 362(a) of Title 11 of the United States Code in respect of the Mortgage or the Mortgaged Property. Notwithstanding anything to the contrary contained herein, nothing contained in this Section 5.10 shall preclude Mortgagee from asserting any claim in any such proceeding with respect to all Secured Obligations secured hereby as it pertains to any property, cash or securities of Borrower other than the Mortgaged Property.

     Section 5.11 Other Payments. In the event that the Mortgagee receives any payment or other distribution of any kind or character from the Mortgagor or from any other source whatsoever as proceeds of the Mortgaged Property, which it is not entitled to retain pursuant to this Article V, Mortgagee shall immediately deliver the same to the Prior Mortgagee, in the form received, together with any necessary endorsements, in each case for application pursuant to the UBS Loan Documents, but until so received by the Prior Mortgagee, the same shall be held in trust by Mortgagee as the property of the Prior Mortgagee.

                                   ARTICLE VI

                   RESTATEMENT OF POST-PETITION MORTGAGE LIENS

     Section 6.01 Post-Petition Mortgage Liens. This Mortgage amends and restates in their entirety the Post-Petition Mortgage Liens; provided that, to the fullest extent permitted by law, (a) the priority of all liens, security interests and other encumbrances evidenced hereby or arising hereunder shall relate back to the date and time the Post-Petition Mortgage Liens were granted;
(b) nothing herein shall impair the creation, attachment, perfection or priority of the Post-Petition Mortgage Liens; and (c) nothing herein shall constitute a novation or discharge of the obligations secured by the Post-Petition Mortgage Liens.

     IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor and Mortgagee as of the day and year first above written.

                                       MORTGAGOR:

                                       PAYLESS CASHWAYS, INC.


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


                                       MORTGAGEE:

                                       CANADIAN  IMPERIAL BANK OF COMMERCE,
                                         as Coordinating and Collateral Agent


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:



CONSENTED AND AGREED TO:

[UBS MORTGAGE FINANCE, INC.]

[BA LEASING & CAPITAL CORPORATION]


By:
   ----------------------------------
   Name:
   Title:

                            [NOTARY BLOCK -- PAYLESS]


                             [NOTARY BLOCK -- CIBC]

                        [NOTARY BLOCK - PRIOR MORTGAGEE]

                                    EXHIBIT A

                              (DESCRIPTION OF LAND)

                                    EXHIBIT B

                             (LOCAL LAW PROVISIONS)